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                                   Exhibit 4.3

                                  eSPEED, INC.

                    NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. The purpose of the eSpeed, Inc. Nonqualified Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of eSpeed, Inc. (the "Company") and its Affiliates who are not eligible to participate in the eSpeed, Inc. Employee Stock Purchase Plan (the "Qualified Plan"), or wish to participate to a greater extent than permitted thereunder, an opportunity to purchase Class A common stock of the Company. The Board of Directors of the Company (the "Board") believes that employee participation in ownership will be to the mutual benefit of the employees and the Company. The Plan is not intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Definitions. Terms not otherwise defined herein shall have the meaning set forth below:


         (a) "Affiliate" means any entity that directly or indirectly controls, is controlled by or is under common control with the Company, and has, with the permission of the Board, become a participating employer in the Plan.

         (b) "CFLP" means Cantor Fitzgerald, L.P., and its affiliates, other than the Company and its direct or indirect subsidiaries.

         (c) "Committee" means the Board or a committee appointed by the Board to administer the Plan.

         (d) "Compensation" means, with respect to any paycheck, either (i) the portion thereof representing the gross remuneration paid for services rendered, net of applicable withholdings and deductions or (ii) the portion thereof representing base salary or regular wages, net of applicable withholdings and deductions, as determined by the Committee.

         (e) "Custodian" shall mean the independent stock brokerage firm or other custodian designated by the Committee to accept and hold, on behalf of Participants, Shares purchased under the Plan.

         (f) "Eligible Employee" means an Employee who is eligible to participate pursuant to Section 4(a).

         (g) "Employee" means each individual who is an employee of the Company or an Affiliate of the Company for purposes of payroll tax withholding; provided, however, that the term Employee shall not include any individual who is on an approved leave of absence that has

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exceeded 90 days and whose right to reemployment is not guaranteed either by statute or by contract unless the Committee determines otherwise, in its sole discretion.

         (h) "Enrollment Form" means the document prescribed by the Committee pursuant to which an Eligible Employee has enrolled to be a Participant.

          (i) "Market Value" means the last sale price of a Share or, if unavailable, the average of the closing bid and asked prices per Share at the end of regular trading on such date (or, if there was no trading or quotation in the Shares on such date, on the next preceding date on which there was trading or quotation) as provided by the national securities exchange or interdealer quotation system on which the Shares are listed or quoted.

         (j) "Offering" means each separate offering of Shares under the Plan that occurs during each Offering Period.

         (k) "Offering Date" means the date on which each Offering Period is to commence, as determined by the Committee.

         (l) "Offering Period" means a period of such duration as determined by the Committee. Offering Periods may run consecutively or may overlap, as determined by the Committee.

         (m) "Participant" means each Eligible Employee who elects to participate in the Plan.

         (n) "Purchase Date" means the last day of each Offering Period, and such interim dates, as determined by the Committee, on which Shares are purchased pursuant to the Plan.

         (o) "Purchase Price" shall mean the price at which a Share shall be purchased on each Purchase Date, the method for determining which shall be set in advance of each Offering by the Committee; provided, however, that the Purchase Price shall not be less than 85% of the lower of (i) the Market Value on the Offering Date, or (ii) the Market Value on the Purchase Date.

         (p) "Share" means a share of Class A common stock of the Company, par value $0.01 per share.

         (q) "Stockholder Account" means the account maintained by the Custodian to record the number of Shares allocated to each Participant under the Plan.

         (r) "Stock Purchase Account" means a noninterest bearing bookkeeping entry established by the Company or an Affiliate, which shall record all amounts deducted from a Participant's Compensation for the purpose of purchasing Shares for such Participant under the Plan, reduced by all amounts applied to the purchase of Shares for such Participant under the Plan. Neither the Company nor any Affiliate shall be required to segregate or set aside any amounts so deducted, and such bookkeeping entry shall not represent an interest in any assets of the Company. All deducted amounts shall remain part of the general assets of the Company or an Affiliate until they are applied to purchase Shares under the Plan, and until such time may be used by the Company or an Affiliate for any corporate purpose.



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         3.  Administration.

         (a) The Plan shall be administered by the Committee, which shall have the authority and power to adopt, construe and enforce rules and regulations not inconsistent with the provisions of the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including any Affiliate of the Company, Participants and any person claiming any rights under the Plan from or through any Participant, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

         (b) Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any of its Affiliates, the Company's independent certified public accountants or any compensation consultant, legal counsel or other professional retained by the Company or any of its Affiliates to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company or any of its Affiliates acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and each member of the Committee and any officer or employee of the Company or any of its Affiliates acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by his employer with respect to any such action, determination or interpretation.

         (c) The Committee shall designate a Custodian to accept and hold, on behalf of Participants, Shares purchased under the Plan and allocated to their Stockholder Accounts.

         4.  Eligibility and Participation.

         (a) During each Offering, Employees of the Company and each Affiliate employed on the Offering Date shall be eligible to participate in the Plan; provided, however, that (i) Employees who are also eligible to participate in an offering under the Qualified Plan that coincides with such Offering must first elect to participate in the offering under the Qualified Plan to the maximum extent permitted therein, and (ii) Employees described in section 423(b)(4) of the Code may be excluded from participation in any Offering.

         (b) Each Eligible Employee may elect to participate in an Offering by completing an Enrollment Form at such time in advance of the commencement of the Offering as determined by the Committee.

         (c) Unless otherwise determined by the Committee, the purchase of Shares under the Plan shall be funded solely through payroll deductions accumulated during the Offering Period. In an Enrollment Form, an Eligible Employee shall designate the percentage or amount of Compensation to be deducted from each paycheck, subject to such maximum amount as may be set by the Committee. Such payroll deductions shall be credited to the Participant's Stock

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Purchase Account. Increases or decreases to a Participant's rate of payroll deduction during an Offering Period may be permitted based on uniform rules to be established by the Committee.

         (d) Any Participant may voluntarily withdraw from the Plan by filing a notice of withdrawal with the Committee at such time in advance as the Committee may specify. Within a reasonable time following such withdrawal, there shall be paid to the Participant the amount, if any, standing to his credit in his Stock Purchase Account.

         (e) If a Participant ceases to be employed by the Company or an Affiliate, participation in the Plan shall cease and, unless otherwise determined by the Committee, the entire amount, if any, standing to the Participant's credit in his Stock Purchase Account shall be refunded to him. If a Participant remains employed by the Company or an Affiliate but ceases to be an Eligible Employee, unless otherwise determined by the Committee, he may continue to participate in the Plan through the end of the Offering Period in which such cessation occurs, but may participate thereafter only pursuant to
Section 4(a).

         5. Purchase of Shares. On any Purchase Date, there shall be purchased on behalf of each Participant that number of Shares which equals the amount then credited to each Participant's Stock Purchase Account divided by the Purchase Price. Upon or as soon as soon as practicable following the Purchase Date, such number of Shares shall be allocated to each Participant's Stockholder Account. Shares may be purchased from the Company, any Affiliate or in the open market.

         6. Restrictions on Shares. Prior to the time that Shares are allocated to a Participant's Stockholder Account, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such Shares. The Committee shall have the authority to determine the restrictions, if any, to which Shares shall be subject (including lock-ups and other transfer restrictions), and may condition the delivery of the Shares upon the execution by the Participant of any agreement providing for such restrictions and/or require that the Shares be held in a brokerage or custodial account established with a broker or other custodian selected by the Committee in order to enforce such restrictions.

         7.  Adjustments.

         (a) In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Shares or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the kind of Shares reserved for purchase under the Plan, and/or the calculation of the Purchase Price.

         (b) If the Shares shall cease for any reason to be listed on any nationally recognized stock exchange or quotation system, the Plan and any Offering hereunder shall thereupon


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terminate, and the balance then standing to the credit of each Participant in his Stock Purchase Account shall be returned to him.

         8. General Provisions.

         (a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Shares under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company or any Affiliate of the Company until the Company or such Affiliate is satisfied that such laws, regulations and other obligations have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company or any Affiliate of the Company, including any requirement that a legend or legends be placed thereon.

         (b) Nonalienation. The right to purchase Shares under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such residual balance as may remain in the Participant's Stock Purchase Account as of the date the Participant's death occurs. However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant.

         (c) Taxes. The Company and any Affiliate by whom a Participant is employed shall be entitled to require any Participant to remit, through payroll withholding, withholding of Shares otherwise deliverable, requiring a sale of such Shares, or otherwise, any tax that it determines it is so obligated to collect with respect to the purchase of Shares or their subsequent sale, and the Committee shall institute such procedures as shall insure the collection of such taxes.

         (d) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company or any Affiliate nor shall it interfere in any way with the right of the Company or any Affiliate to terminate any Employee's employment or other person's service at any time or with the right of CFLP to terminate any of its partners.

         (e) Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Shares previously purchased by the Participant. Upon termination of the Plan, any amounts then credited to a


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Participant's Stock Purchase Account shall be returned to the Participant. The
Board or the Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Participants resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction.

         (f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options or purchase rights otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         (g) Governing Law. The validity, construction and effect of the Plan, and any rules and regulations relating to the Plan, shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

         (h) Expenses. Expenses of the Plan related to participation by Employees of CFLP shall be borne by CFLP and expenses related to participation by Employees of the Company and its subsidiaries shall be borne by the Company. CFLP shall fulfill the obligation to deliver the number of Shares required to be purchased pursuant to Section 5 on behalf of each CFLP Employee from either Shares that it owns or Shares acquired in the open market. The Company shall fulfill the obligation to deliver the number of Shares required to be purchased pursuant to Section 5 on behalf of each Employee of the Company and its subsidiaries from either newly issued Shares or Shares acquired in the open market.

         (i) Currency. The Purchase Price shall be denominated in U.S. dollars. Any amounts credited to a Participant's Stock Purchase Account that are denominated in any other currency shall be converted to U.S. dollars at such times and using such exchange rates as determined under procedures established by the Committee.



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